EXHIBIT 99

                             FOR IMMEDIATE RELEASE
                     CHARMING SHOPPES REPORTS THIRD QUARTER
        NET INCOME OF $7.0 MILLION, AN INCREASE OF 226% OVER PRIOR YEAR;
                      PROVIDES 4TH QUARTER EARNINGS OUTLOOK

Bensalem, PA, November 17, 2004 - Charming Shoppes, Inc. (NASDAQ:CHRS) a leading retail apparel chain specializing in women's plus-size apparel, today reported sales and earnings for the third quarter ended October 30, 2004. The Company also provided an outlook for the 4th fiscal quarter ending January 29, 2005.

3 Months Ended October 30, 2004
-------------------------------
o For the three months ended October 30, 2004, net income increased 226% to $7,032,000 or $0.06 per diluted share.
o For the corresponding period ended November 1, 2003, net income was $2,159,000 or $0.02 per diluted share.
o Net sales for the three months ended October 30, 2004 increased 2% to $541,759,000, compared to sales of $530,291,000 for the three months ended November 1, 2003. Comparable store sales for the consolidated corporation increased 1% during the three months ended October 30, 2004.

9 Months Ended October 30, 2004
-------------------------------
o For the nine months ended October 30, 2004, net income increased 102% to $61,698,000 or $0.49 per diluted share.
o For the corresponding period ended November 1, 2003, net income was $30,493,000 or $0.26 per diluted share. Net income included pre-tax expense in the amount of $10,968,000 ($6,705,000 after tax or $0.05 per diluted share) related to the Company's Cost Reduction Plan, which was announced on March 18, 2003.
o Net sales for the nine months ended October 30, 2004 increased 3% to $1,746,234,000, compared to sales of $1,700,033,000 for the nine months ended November 1, 2003. Comparable store sales for the consolidated corporation increased 2% for the nine months ended October 30, 2004.

Commenting on earnings, Dorrit J. Bern, Chairman, Chief Executive Officer and President of Charming Shoppes, Inc., said, "Our continued improvement at Lane Bryant was the primary driver of our increase in earnings for the third quarter. Our Fall and early Holiday merchandise assortments at Lane Bryant have been well received by the customer, and drove the expansion in our gross margin for the quarter."

Outlook for the Fourth Quarter ending January 29, 2005
------------------------------------------------------
For the fourth quarter ending January 29, 2005, the Company projects diluted earnings per share in the range of $0.08 - $0.10. This compares to $0.09 per diluted share earned in the 3 month period ended January 31, 2004. The Company's diluted earnings per share projection for the fourth quarter includes projected total sales of approximately $610 million and a comparable store sales increase for the consolidated corporation in the low single digits. November consolidated comparable store sales are projected to increase low single digits.


Updated Outlook for the Fiscal Year ending January 29, 2005
-----------------------------------------------------------
The Company has updated projections for diluted earnings per share to a range of $0.57 - $0.59 for the fiscal year ending January 29, 2005. This compares to $0.35 per diluted share earned in the 12 month period ended January 31, 2004, which included pre-tax expense in the amount of $11,534,000 ($7,340,000 after tax or $0.06 per diluted share) related to the Company's Cost Reduction Plan, which was announced on March 18, 2003. The Company's diluted earnings per share projection for the fiscal year ending January 29, 2005 includes total sales projections of approximately $2.36 billion and comparable store sales for the consolidated corporation of low single digit increases.

Charming Shoppes, Inc. will host its third quarter fiscal year 2005 earnings conference call today at 9:15 am Eastern time. To listen to the conference call, please dial 1-866-814-8476 with the passcode 2594 approximately 10 minutes prior to the scheduled event. The conference call will also be simulcast at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-eventDetails. The general public is invited to listen to the conference call via the webcast or the dial-in telephone number.

This press release, a transcript of prepared conference call remarks, and certain other financial and statistical information will be available, prior to today's conference call, on the Company's corporate website, at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives. An audio rebroadcast of the conference call will be accessible at http://phx.corporate-ir.net/phoenix.zhtml?c=106124&p=irol-audioArchives, following the live conference.

The conference call will be recorded on behalf of Charming Shoppes, Inc. and consists of copyrighted material. It may not be re-recorded, reproduced, transmitted or rebroadcast, in whole or in part, without the Company's express written permission. Accessing this call or the rebroadcast represents consent to these terms and conditions. Participation in this call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.

At the end of the period, Charming Shoppes, Inc. operated 2,241 stores in 48 states under the names LANE BRYANT(R), FASHION BUG(R), FASHION BUG PLUS(R), and CATHERINES PLUS SIZES(R). During the nine months ended October 30, 2004, the Company opened 41, relocated 39, and closed 27 stores. The Company ended the period with 1,037 Fashion Bug and Fashion Bug Plus stores, 729 Lane Bryant stores, 475 Catherines Plus Sizes stores, and approximately 15,566,000 square feet of leased space. Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

This press release and the Company's conference call will contain certain forward-looking statements concerning the Company's operations, performance, and financial condition. These forward-looking statements include statements regarding future performance, sales, expenses, gross margin, capital expenditures, earnings per share, store openings and closings, and other matters. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: failure to successfully implement the Company's business plan for increased profitability and growth in the plus-size women's apparel business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, a weakness in overall consumer demand, failure to find suitable store locations, the ability to hire and train associates, trade restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow to the Company's retail stores from its centralized distribution facilities, competitive pressures, and the adverse effects of acts or threats of war, terrorism, or other armed conflict on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and other Company filings with the Securities and Exchange Commission. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.


CONTACT:          Gayle M. Coolick
                  Director of Investor Relations
                  215-638-6955

                             CHARMING SHOPPES, INC.
                                   (Unaudited)

                                                                     3rd Quarter             3rd Quarter
                                                                        Ended                   Ended
                                                           Percent     Oct. 30,    Percent     Nov. 1,     Percent
(in thousands, except per share amounts)                   Change        2004      of Sales    2003(c)    of Sales(b)
----------------------------------------                   --------   ----------    -------  ----------    -------
Net sales ...............................................     2.2%    $ 541,759      100.0%  $ 530,291      100.0%
                                                           --------   ----------    -------  ----------    -------
Cost of goods sold, buying, and occupancy ...............    (1.3)      377,457       69.7     382,273       72.1
Selling, general, and administrative ....................     6.5       149,769       27.6     140,600       26.5
Expenses related to cost reduction plan (a) .............   308.8           605        0.1         148        0.0
                                                           --------   ----------    -------  ----------    -------
Total operating expenses ................................     0.9       527,831       97.4     523,021       98.6
                                                           --------   ----------    -------  ----------    -------
Income from operations ..................................    91.6        13,928        2.6       7,270        1.4

Other income, principally interest ......................   127.6           783        0.1         344        0.1
Interest expense ........................................    (6.0)       (3,876)      (0.7)     (4,123)      (0.8)
                                                           --------   ----------    -------  ----------    -------
Income before income taxes and minority interest ........   210.4        10,835        2.0       3,491        0.7
Income tax provision ....................................   183.6         3,803        0.7       1,341        0.3
                                                           --------   ----------    -------  ----------    -------
Income before minority interest .........................   227.1         7,032        1.3       2,150        0.4
Minority interest in net loss of consolidated subsidiary   (100.0)            0        0.0           9        0.0
                                                           --------   ----------    -------  ----------    -------
Net income ..............................................   225.7%    $   7,032        1.3%  $   2,159        0.4%
                                                           ========   ==========    =======  ==========    =======
Basic net income per share ..............................                $ 0.06                 $ 0.02
                                                                      ==========             ==========
Weighted average shares outstanding .....................               117,217                112,533
                                                                      ==========             ==========
Net income per share, assuming dilution .................                $ 0.06                 $ 0.02
                                                                      ==========             ==========
Weighted average shares and equivalents outstanding .....               118,633                114,956
                                                                      ==========             ==========

(a) Expenses related to the Company's Cost Reduction Plan, announced on March 18, 2003. During the third quarter ended October 30, 2004, the Company revised its estimate on a lease obligation related to the Cost Reduction Plan and recognized expense of $605.

(b)    Results do not add due to rounding.

(c) Certain prior year amounts have been reclassified to conform to the current-year presentation.

                                                                      Nine Months            Nine Months
                                                                        Ended                  Ended
                                                           Percent     Oct. 30,     Percent    Nov. 1,    Percent
(in thousands, except per share amounts)                   Change        2004      of Sales    2003(c)   of Sales(b)
----------------------------------------                   --------   -----------   -------  -----------  -------
Net sales ...............................................     2.7%    $ 1,746,234    100.0%  $ 1,700,033   100.0%
                                                           --------   -----------   -------  -----------  -------
Cost of goods sold, buying, and occupancy ...............     0.2       1,208,592     69.2     1,206,186    71.0
Selling, general, and administrative ....................     2.0         431,260     24.7       422,764    24.9
Expenses related to cost reduction plan (a) .............   (94.5)            605      0.0        10,968     0.6
                                                           --------   -----------   -------  -----------  -------
Total operating expenses ................................     0.0       1,640,457     93.9     1,639,918    96.5
                                                           --------   -----------   -------  -----------  -------
Income from operations ..................................    76.0         105,777      6.1        60,115     3.5

Other income, principally interest ......................    21.7           1,592      0.1         1,308     0.1
Interest expense ........................................    (1.2)        (11,639)    (0.7)      (11,777)   (0.7)
                                                           --------   -----------   -------  -----------  -------
Income before income taxes and minority interest ........    92.8          95,730      5.5        49,646     2.9
Income tax provision ....................................    76.4          34,032      1.9        19,295     1.1
                                                           --------   -----------   -------  -----------  -------
Income before minority interest .........................   103.3          61,698      3.5        30,351     1.8
Minority interest in net loss of consolidated subsidiary    (100.0)             0      0.0           142     0.0
                                                           --------   -----------   -------  -----------  -------
Net income ..............................................   102.3%    $    61,698      3.5%     $ 30,493     1.8%
                                                           ========   ===========   =======  ===========  =======
Basic net income per share ..............................                  $ 0.53                 $ 0.27
                                                                      ===========            ===========
Weighted average shares outstanding .....................                 115,474                112,438
                                                                      ===========            ===========
Net income per share, assuming dilution .................                  $ 0.49                 $ 0.26
                                                                      ===========            ===========
Weighted average shares and equivalents outstanding .....                 132,400                128,759
                                                                      ===========            ===========


(a) Expenses related to the Company's Cost Reduction Plan, announced on March 18, 2003. During the third quarter ended October 30, 2004, the Company revised its estimate on a lease obligation related to the Cost Reduction Plan and recognized expense of $605.

(b)    Results do not add due to rounding.

(c) Certain prior year amounts have been reclassified to conform to the current-year presentation.

                     CHARMING SHOPPES, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                        October 30,     January 31,
(Dollars in thousands, except share amounts)                               2004            2004
                                                                           ----            ----
                                                                       (Unaudited)
ASSETS
Current assets
Cash and cash equivalents ..........................................   $   202,878    $   123,781
Available-for-sale securities ......................................        53,468         55,688
Merchandise inventories ............................................       378,955        309,995
Deferred taxes .....................................................        19,693         19,902
Prepayments and other ..............................................        77,143         57,494
                                                                       -----------    -----------
    Total current assets ...........................................       732,137        566,860
                                                                       -----------    -----------

Property, equipment, and leasehold improvements - at cost ..........       737,839        705,257
Less accumulated depreciation and amortization .....................       426,666        386,633
                                                                       -----------    -----------
    Net property, equipment, and leasehold improvements ............       311,173        318,624
                                                                       -----------    -----------

Trademarks and other intangible assets .............................       169,983        170,478
Goodwill ...........................................................        66,956         66,956
Available-for-sale securities ......................................         2,249         14,521
Other assets .......................................................        31,709         27,440
                                                                       -----------    -----------
Total assets .......................................................   $ 1,314,207    $ 1,164,879
                                                                       ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable ...................................................   $   167,244    $   135,777
Accrued expenses ...................................................       150,693        138,166
Income taxes payable ...............................................         1,956          1,128
Current portion - long-term debt ...................................        22,558         17,278
Accrued expenses related to cost reduction plan ....................         2,984          2,596
                                                                       -----------    -----------
    Total current liabilities ......................................       345,435        294,945
                                                                       -----------    -----------

Deferred taxes and other non-current liabilities ...................        68,837         62,030
Long-term debt .....................................................       203,223        202,819

Stockholders' equity
Common Stock $.10 par value:
    Authorized - 300,000,000 shares
    Issued - 130,417,498 shares and 125,526,573 shares, respectively        13,042         12,553
Additional paid-in capital .........................................       235,785        201,798
Treasury stock at cost - 12,265,993 shares .........................       (84,136)       (84,136)
Deferred employee compensation .....................................        (7,444)        (2,539)
Accumulated other comprehensive loss ...............................            (7)          (365)
Retained earnings ..................................................       539,472        477,774
                                                                       -----------    -----------
    Total stockholders' equity .....................................       696,712        605,085
                                                                       -----------    -----------
Total liabilities and stockholders' equity .........................   $ 1,314,207    $ 1,164,879
                                                                       ===========    ===========

                          (Subject to Reclassification)

                     CHARMING SHOPPES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)


                                                          Thirty-nine Weeks Ended
                                                          October 30,  November 1,
(In thousands)                                               2004         2003
                                                             ----         ----

Operating activities
Net income ...........................................   $  61,698    $  30,493
Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation and amortization ....................      51,426       56,714
    Tax benefit related to stock plans ...............       4,187            0
    Deferred income taxes ............................       4,914       11,015
    Loss from disposition of capital assets ..........         646        1,363
    Other, net .......................................         185         (142)
    Changes in operating assets and liabilities:
       Merchandise inventories .......................     (68,960)    (121,698)
       Accounts payable ..............................      31,467       47,601
       Prepayments and other .........................     (19,649)      13,382
       Accrued expenses and other ....................      14,412       (8,007)
       Income taxes payable ..........................         828       (6,343)
       Accrued expenses related to cost reduction plan         388        2,877
                                                         ---------    ---------
Net cash provided by operating activities ............      81,542       27,255
                                                         ---------    ---------

Investing activities
Investment in capital assets .........................     (35,176)     (39,376)
Proceeds from sales of available-for-sale securities .      45,571       24,971
Gross purchases of available-for-sale securities .....     (30,887)     (30,075)
Increase in other assets .............................      (5,610)      (3,632)
                                                         ---------    ---------
Net cash used by investing activities ................     (26,102)     (48,112)
                                                         ---------    ---------

Financing activities
Proceeds from short-term borrowings ..................     150,298      173,213
Repayments of short-term borrowings ..................    (150,298)    (173,213)
Proceeds from long-term borrowings ...................      13,098        1,053
Repayments of long-term borrowings ...................     (12,813)     (10,792)
Proceeds from issuance of common stock ...............      23,722          857
Payments of deferred financing costs .................        (350)           0
                                                         ---------    ---------
Net cash provided/(used) by financing activities .....      23,657       (8,882)
                                                         ---------    ---------

Increase (decrease) in cash and cash equivalents .....      79,097      (29,739)
Cash and cash equivalents, beginning of period .......     123,781      102,026
                                                         ---------    ---------
Cash and cash equivalents, end of period .............   $ 202,878    $  72,287
                                                         =========    =========

Non-cash financing and investing activities
Equipment acquired through capital leases ............   $   5,399    $   9,210
                                                         =========    =========

Certain prior-year amounts have been reclassified to conform to the current-year presentation.

                          (Subject to Reclassification)